Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Prudential Discovery Select Group Variable Contract Account (“Registration Statement”) of our report dated April 10, 2017 relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 24, 2017, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 10, 2017

Appendix A

•	Prudential Government Money Market Portfolio (formerly Prudential Money Market Portfolio)
•	Prudential Diversified Bond Portfolio
•	Prudential Government Income Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential High Yield Bond Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Value Portfolio (Class I)
•	Prudential Equity Portfolio (Class I)
•	Prudential Jennison Portfolio (Class I)
•	Prudential Global Portfolio
•	Invesco V.I. Core Equity Fund (Series I)
•	Janus Aspen Janus Portfolio (Institutional Shares)
•	Janus Aspen Overseas Portfolio (Institutional Shares)
•	MFS Growth Series (Initial Class)
•	MFS Research Series (Initial Class)
•	T. Rowe Price Equity Income Portfolio (Equity Income Class)
•	T. Rowe Price International Stock Portfolio
•	Prudential Small Capitalization Stock Portfolio
•	AB VPS Small Cap Growth Portfolio (Class A)